Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8, of our report dated March 27, 2007 relating to the financial statements of National CineMedia, Inc. appearing in this Annual Report on Form 10-K of National CineMedia Inc. for the year ended December 28, 2006.

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8, of our report dated March 27, 2007 relating to the financial statements of National CineMedia, LLC appearing in this Annual Report on Form 10-K of National CineMedia Inc. for the year ended December 28, 2006.

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8, of our report dated December 20, 2006 relating to the financial statements of Regal CineMedia Corporation, appearing in this Annual Report on Form 10-K of National CineMedia Inc. for the year ended December 28, 2006.

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8, of our report dated December 20, 2006 relating to the financial statements of National Cinema Network, Inc. appearing in this Annual Report on Form 10-K of National CineMedia Inc. for the year ended December 28, 2006.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 27, 2007